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                                  FORM OF NOTE


      THIS OBLIGATION HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                 March 30, 1999

$100,000,000

      Reference is hereby made to that certain Note Purchase Agreement dated as of March 30, 1999 (as amended, supplemented or otherwise modified in accordance with the terms thereof and in effect from time to time, the "Note Purchase Agreement") by and among FCAR RECEIVABLES LLC, a Texas limited liability company (the "Issuer"), Enterprise Funding Corporation, a Delaware corporation (the "Company") and NationsBank, N.A., as Agent (in such capacity, the "Agent") and as a Bank Investor (in such capacity, a "Bank Investor") and to that certain Security Agreement dated as of March 30, 1999 (as amended, supplemented or otherwise modified and in effect from time to time, the "Security Agreement") by and among the Issuer, the Company, FirstCity Funding Corporation, as Servicer, CSC Logic/MSA LLP d/b/a Loan Servicing Enterprise, as Back-Up Servicer, NationsBank, N.A., as Collateral Agent and MBIA Insurance Corporation. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase Agreement or the Security Agreement.

      FOR VALUE RECEIVED, the Issuer hereby promises to pay to the order of the Agent, for the account of the Company or the Bank Investors, as applicable, at the principal office of the Agent at Bank of America Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255 a principal sum equal to ONE HUNDRED MILLION DOLLARS ($100,000,000.00), in lawful money of the United States of America and in immediately available funds.

      The date and amount of each Funding extended by the Company or the Bank Investors, as the case may be, to the Issuer under the Note Purchase Agreement, and each payment of principal thereof, shall be recorded by the Company, or the Bank Investors, as appropriate, on its books and, prior to any transfer of this Note (or, at the discretion of the Company and/or the Bank Investor, as appropriate, at any other time), endorsed by the Agent, on behalf of the Company or the Bank Investor on the


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schedule attached hereto or any continuation thereof. Although the stated
principal amount of this Note is as stated above, this Note shall be enforceable only with respect to the Issuer's obligation to pay the principal hereof only to the extent of the unpaid principal amount of the Fundings outstanding under the Note Purchase Agreement at the time such enforcement shall be sought.

      Interest on the outstanding principal amount of this Note shall accrue at the rate or rates necessary for the payment to the holder hereof, on the dates provided for in the Security Agreement, of Carrying Costs payable to the holder hereof on such date or dates, in all events interest hereunder in an amount equal to the Interest Component of all Related Commercial Paper maturing on any day shall be due and payable on such day. Interest due and payable hereunder shall be payable in accordance with the priorities set forth in Section 5.1 of the Security Agreement.

      Principal will be due and payable as specified in and in accordance with the priorities set forth in Section 5.1 of the Security Agreement.

      The entire outstanding principal amount of this Note and accrued interest thereon will be due and payable on the Remittance Date occurring in the calendar month following the fourth calendar month in which the latest maturing Receivable (determined as of the Termination Date) is scheduled to mature (without regard to extensions subsequently granted on any Receivable by the Issuer or any servicing agent).

      After the occurrence of a Termination Event that has not been waived in writing by the Insurance Provider and the Agent, the Insurance Provider or the holder hereof may (with the prior written consent of the Insurance Provider, subject to the terms of the Security Agreement) declare all amounts due hereunder to be immediately due and payable.

      The Issuer's obligation to make payments hereunder shall be a limited recourse obligation of the Issuer, payable solely from the Collateral; provided, however, that the foregoing shall not affect the right of the Agent on behalf of the holder hereof to make a demand for payment under the Insurance Policy of amounts due hereunder, in accordance with the provisions thereof.


      The Issuer shall pay all costs of collection of any amount due hereunder when incurred, including without limitation, reasonable attorney's fees and expenses, and including all costs and expenses actually incurred in connection with the pursuit by


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the holder of any of its rights or remedies referred to herein or in the
Security Agreement or the protection of or realization upon collateral, and all such costs shall be payable in accordance with Section 5.1(a)(x) of the Security Agreement.

      The Issuer waives presentment, notice of dishonor, protest and other notice or formality with respect to this Note.

      Each holder of any interest in this Note (including any holder by assignment) hereby agrees that it will not institute against, join any other Person in instituting against, or knowingly or intentionally cooperate with or encourage any other Person in instituting against, the Issuer, any bankruptcy or insolvency proceeding so long as there shall not have elapsed one year plus one day after payment in full of the Note and payment in full of all amounts due to the Insurance Provider under the Transaction Documents.

      THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


    FCAR RECEIVABLES LLC



                                      By:
                                         -------------------------------
                                         Name:
                                         Title: